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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the references to our firm under the captions "Experts" and "Selected Financial Data," and to the use of our report dated April 22, 1998, except for Note 14 as to which the date is August 10, 1998 in the Amendment No. 2 to Registration Statement (Form SB-2) and related Prospectus of Orthopaedic Biosystems Ltd., Inc. for the registration of 2,875,000 shares of its common stock.


                                          /s/ ERNST & YOUNG LLP

Phoenix, Arizona

August 10, 1998